                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         UNITED INDUSTRIAL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

PRELIMINARY COPY
                                     UNITED
                             INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                            MAY 13, 1997
--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF
  UNITED INDUSTRIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 13th day of May, 1997, at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors to serve until the Annual Meeting of Stockholders in 2000.

          2. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan for Nonemployee Directors.

          3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997.

          4. To consider and act upon proposals by certain stockholders as set forth under 'Proposals of Certain Stockholders' in the accompanying Proxy Statement, if brought before the meeting.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on the books of the Company at the close of business on March 27, 1997 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the 'Miscellaneous' section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                                     Susan Fein Zawel
                                                        Secretary

March 31, 1997

PLEASE MAIL YOUR PROXY . . . NOW!

IMPORTANT
WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON, BUT IF YOU
CANNOT DO SO PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED
PROXY.

PRELIMINARY COPY
                         UNITED INDUSTRIAL CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 1997

     This statement is furnished to stockholders of United Industrial Corporation (the 'Company') in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on May 13, 1997, at 10:00 A.M. Stockholders of record at the close of business on March 27, 1997 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 18 East 48th Street, New York, New York 10017. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the stockholders of the Company was March 31, 1997. The Annual Report of the Company for the year ended December 31, 1996, including audited financial statements, has been sent to each stockholder.

                                 VOTING RIGHTS

     On March 27, 1997, there were outstanding and entitled to vote 12,175,543 shares of Common Stock. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of March 27, 1997. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, except that the information as to Sanford C. Bernstein & Co., Inc. and Dimensional Fund Advisors Inc. is as of December 31, 1996 and is based upon information furnished to the Company by such entities in Schedules 13G.

                                 NAME AND ADDRESS OF               AMOUNT AND NATURE OF      PERCENT
   TITLE OF CLASS                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP      OF CLASS

---------------------  ---------------------------------------     --------------------      --------

Common Stock           Bernard Fein                                        1,209,647(1)         9.94%
                       18 East 48th Street
                       New York, New York 10017

Common Stock           Sanford C. Bernstein & Co., Inc.                      983,357(2)         8.08
                       One State Street Plaza
                       New York, New York 10004

Common Stock           Dimensional Fund Advisors Inc.                        660,634            5.43
                       1299 Ocean Avenue, 11th Floor
                       Santa Monica, CA 90401

------------------

(1) Includes 1,108,451 shares of Common Stock owned directly and 101,196 shares owned by The Fein Foundation, of which Mr. Fein is a trustee.

(2) Sanford C. Bernstein & Co., Inc. has sole and shared voting power as to 788,600 and 24,400 of such shares, respectively, but has sole dispositive power as to all such shares.

(3) Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 660,634 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of Dimensional, DFA Investment Dimensions Group Inc., a registered open-end investment company ('DFA'), or in series of the DFA Investment Trust Company (the 'DFA Trust'). Dimensional has sole voting power as to 468,934 shares, but officers of Dimensional who also serve as officers of DFA and the DFA Trust have sole voting power as to an additional 101,200 shares owned by DFA and 90,500 shares owned by the DFA Trust, in their capacities as officers of DFA and the DFA Trust, respectively.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1997, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                                                       AMOUNT AND
                                                                  NATURE OF BENEFICIAL         PERCENT
NAME OR GROUP                                                         OWNERSHIP(1)             OF CLASS
---------------------------------------------------------------   --------------------         --------
Edward C. Aldridge, Jr.........................................            5,000                 (2)

James M. Ballentine............................................               --                 --
Howard M. Bloch................................................           44,758                 (2)
Richard R. Erkeneff............................................           76,804(3)              (2)
Harold S. Gelb.................................................            5,000                 (2)
John J. Henning................................................           10,193(3)              (2)
E. Donald Shapiro..............................................           15,000                 (2)
Robert W. Worthing.............................................           14,967(3)(4)           (2)
Susan Fein Zawel...............................................          340,191(3)(5)          2.79%
All directors and executive officers as a group
  consisting of 11 persons.....................................          524,934(3)             4.28%

------------------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers.

(2) Less than 1%.

(3) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Erkeneff, 68,000 shares; Mr. Henning, 5,000 shares; Mr. Worthing, 7,000 shares; Ms. Fein Zawel, 5,334 shares; and all directors and executive officers as a group, 95,334 shares.

(4) Does not include 500 shares of Common Stock owned by Mr. Worthing's spouse, as to which he disclaims beneficial ownership.

(5) Includes shares of Common Stock owned as follows: 216,114 shares owned by Ms. Fein Zawel, her spouse and minor children and 118,743 shares owned by Fein Investing Properties, Inc., of which Ms. Fein Zawel and her minor children are shareholders.

                              I. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2000 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are Harold S. Gelb and Susan Fein Zawel. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Mr. Gelb and Ms. Fein Zawel are both presently members of the Board of Directors.

     Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Stockholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A stockholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote the Proxies in such manner as will elect as directors the persons who have been nominated by the Board of Directors.

     The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 1997. Except as otherwise indicated, each nominee and director has held his or her present principal occupation for the past five years.

                                               AGE (AT                                                       BECAME
                 NAME                     DECEMBER 31, 1996)              PRINCIPAL OCCUPATION              DIRECTOR
---------------------------------------   ------------------   ------------------------------------------   --------

NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2000

Harold S. Gelb.........................       76               Chairman of the Board of the Company          1995
                                                               (since November 1995); private investor
                                                               (since 1985); and retired senior partner
                                                               of Ernst & Young LLP, an accounting firm.

Susan Fein Zawel.......................       42               Vice President Corporate Communications       1995
                                                               and Associate General Counsel (since June
                                                               1995), Secretary (since May 1994) and
                                                               Counsel (1992 to 1995) of the Company.

INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1999

Richard R. Erkeneff....................       61               President of the Company (since October       1995
                                                               1995) and AAI Corporation, a subsidiary of
                                                               the Company ('AAI') (since November 1993);
                                                               Senior Vice President of the Aerospace
                                                               Group at McDonnell Douglas Corporation, an
                                                               aerospace firm (October 1992 to November
                                                               1993); and President (March 1992 to
                                                               October 1992) and Executive Vice President
                                                               (1988 to 1992) of McDonnell Douglas
                                                               Electronics Systems Company.

                                               AGE (AT                                                       BECAME
                 NAME                     DECEMBER 31, 1996)              PRINCIPAL OCCUPATION              DIRECTOR
---------------------------------------   ------------------   ------------------------------------------   --------


E. Donald Shapiro......................       64               The Joseph Solomon Distinguished Professor    1996
                                                               of Law (since 1983) and Dean/Professor of
                                                               Law (1973-1983) of New York Law School.
                                                               Mr. Shapiro is a director of Loral Space
                                                               and Communications, Ltd., Bank Leumi Trust
                                                               Co., Eyecare Products PLC, Vasomedical,
                                                               Inc., Vion, Inc., Kranzco Realty Trust,
                                                               Premier Laser Systems, Cafe U.S.A. and
                                                               Telepad Corporation.

INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1998

Edward C. Aldridge, Jr.................       58               President and Chief Executive Officer of      1995
                                                               the Aerospace Corporation, a non-profit
                                                               federally funded research and development
                                                               center that provides technical support for
                                                               the U.S. national security launch and
                                                               space systems (since 1992); President of
                                                               McDonnell Douglas Electronic Systems
                                                               Company (1988 to 1992); and served as both
                                                               Secretary and Under Secretary of the Air
                                                               Force (1981 to 1988).

Howard M. Bloch........................       69               Vice Chairman of the Board and retired        1975
                                                               Vice President of the Company (until
                                                               1995).

------------------

None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

     The Company has recently received a letter from OPT.CO INC. indicating that it intends to nominate David A. Lang and Alan S. Parsow for election as directors of the Company at the Annual Meeting. For additional information regarding Messrs. Lang and Parsow which was furnished to the Company by OPT.CO INC. see Annex B hereto.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994 of the chief executive officer and each of the other four most highly compensated executive officers of the Company whose annual compensation exceeded $100,000.


                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                 ANNUAL COMPENSATION                   ------------
                                 ---------------------------------------------------    SECURITIES
                                                                    OTHER ANNUAL        UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(1)     OPTIONS      COMPENSATION ($)(3)
-------------------------------  ----   ----------   ---------   -------------------   ------------   -------------------
Richard R. Erkeneff (2) .......
  President and Chief Executive  1996     440,000     100,000                             250,000             9,112
  Officer of the Company and     1995     299,547      50,000                              30,000             9,102
  AAI                            1994     265,182      85,000                              12,000

James M. Ballentine ...........
  President of Detroit Stoker
  Company (a subsidiary of the   1996     180,000      96,580                                                 2,700
  Company)                       1995     124,846

John J. Henning ...............
  President of Symtron Systems,  1996     250,016                                          15,000             8,751
  Inc. (a subsidiary of the      1995     250,016                                                             8,670
  Company)                       1994     250,016

Robert W. Worthing ............
  Vice President and General     1996     185,016      56,707                               9,000             9,802
  Counsel of the Company and     1995     157,712      39,710                               9,000            14,926
  AAI                            1994     145,496      44,798                               6,000

Susan Fein Zawel ..............  1996     140,000      34,517                               9,000             8,315
  Vice President Corporate       1995     132,000      30,000                               6,000             7,387
  Communications, Secretary and  1994      75,083      18,000                               5,000
  Associate General Counsel of
  the Company

------------------
(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2) Mr. Erkeneff was elected President and Chief Executive Officer of the Company on January 17, 1996 and remains President of AAI. Mr. Erkeneff has an employment agreement with the Company which is described under Executive Compensation--Employment Agreements. He commenced employment with AAI in November 1993.

(3) All amounts under this heading represent employer match contributions made to the Company's 401(k) plans and contributions to the Company's Retirement Plan.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1996 to the named executives.

                                                                                                     POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                                -----------------------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF      % OF TOTAL                                                STOCK PRICE
                                SECURITIES      OPTIONS                                                APPRECIATION FOR
                                UNDERLYING     GRANTED TO     EXERCISE OR                                OPTION TERM
                                 OPTIONS      EMPLOYEES IN    BASE PRICE                             --------------------
NAME                             GRANTED      FISCAL YEAR      ($/SHARE)       EXPIRATION DATE       5% ($)      10% ($)
-----------------------------   ----------    ------------    -----------    --------------------    -------    ---------
Richard R. Erkeneff..........      30,000          8.16%          5.00       February 26, 2006(1)     94,350      239,100
                                  150,000         40.82%         5.375       March 27, 2006(2)       507,131    1,285,163
John J. Henning..............      15,000          4.08%          5.00       February 26, 2006(1)     47,175      119,550

------------------
(1) One-third of the options are exercisable upon the first anniversary of the date of grant, which was February 26, 1996, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

(2) One-third of the options are exercisable upon the first anniversary of the date of grant, which was March 27, 1996, an additional one-third of the options exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF SECURITIES
                                                                                   UNDERLYING         VALUE OF UNEXERCISED
                                                                              UNEXERCISED OPTIONS         IN-THE-MONEY
                                                 SHARES                            AT FISCAL               OPTIONS AT
                                               ACQUIRED ON                        YEAR-END ($)        FISCAL YEAR-END ($)
                                                EXERCISE         VALUE          EXERCISABLE (E)/        EXERCISABLE (E)/
NAME                                               ($)        REALIZED ($)     UNEXERCISABLE (U)       UNEXERCISABLE (U)
--------------------------------------------   -----------    ------------    --------------------    --------------------
Richard R. Erkeneff.........................     0               0              184,000(U)               1$05,750(U)
                                                                                 8,000(E)                 $9,000(E)
John J. Henning.............................     0               0               15,000(U)               1$3,125(U)
Robert W. Worthing..........................     0               0               8,000(U)                 $4,500(U)

                                                                                 7,000(E)                 $5,625(E)
Susan Fein Zawel............................     0               0               5,666(U)                 $3,374(U)
                                                                                 5,333(E)                 $4,500(E)

EMPLOYMENT AGREEMENTS

     Mr. Erkeneff is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated March 26, 1996 that provides he be paid a salary at the annual rate of $440,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement terminates on January 1, 1999, unless Mr. Erkeneff's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Erkeneff is eligible to receive annual discretionary bonuses as may be granted by the Company's Board of Directors, not to exceed 50% of his then annual salary. Pursuant to the employment agreement, Mr. Erkeneff also received options to acquire 150,000 shares of the Company's common stock pursuant to the terms of the Company's 1994 Stock Option Plan, at an exerise price equal to the fair market value of the common stock as of the grant date. The options vest in three equal annual installments commencing one year after the grant date. The Company also agreed to grant Mr. Erkeneff options to acquire an additional 75,000 shares one year after the date of the employment agreement and an additional 75,000 shares two years after the date of the employment agreement. The employment agreement also provides for Mr. Erkeneff to designate a beneficiary for $200,000 of a key man life insurance policy.

     Ms. Fein Zawel is employed by the Company pursuant to an employment agreement that provides she be paid a salary at the annual rate of $132,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on December 1, 1998, unless Ms. Fein Zawel's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Ms.

Fein Zawel is eligible to receive annual discretionary bonuses as may be granted by the Company's Board of Directors.

RETIREMENT BENEFITS

     On November 30, 1994, the Company terminated the Retirement Plan of Detroit Stoker Company (the 'Detroit Plan') but retained the assets of the Detroit Plan in the trust associated with the Detroit Plan. In 1996, the assets of the trust of the Detroit Plan were merged into the Cash Balance Pension Plan for the Employees of AAI Corporation ('Cash Balance Plan'). The provisions of the Cash Balance Plan apply only to active employees at January 1, 1995 and individuals who become employees after January 1, 1995. The benefit formula for a participant in any of the predecessor defined benefit plans who was not an active employee at the effective date has not changed. In accordance with the Cash Balance Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Cash Balance Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. All employees of AAI, Symtron Systems, Inc. and the Company are eligible to participate in the Cash Balance Plan upon commencement of employment. A participant's benefits under the applicable predecessor plans remain unchanged. At the time of the merger the name of the Cash Balance Plan was changed to the UIC Retirement Plan. The estimated annual benefit to be provided by the UIC Retirement Plan and payable to Messrs. Erkeneff, Worthing and Henning and Ms. Fein Zawel, commencing at normal retirement age, are $3,314, $8,016, $3,526 and $5,667, respectively.

UNITED INDUSTRIAL CORPORATION HEALTH-CARE PLAN FOR RETIRED DIRECTORS.

     The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the 'Plan'), which was adopted by the Company's Board of Directors on December 18, 1995. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. A director of the Company is eligible to participate in the Plan if he or she
(i) ceases to be a member of the Board, (ii) has served as a member of the Board for 15 full years, (iii) has attained the age of 65, (iv) is eligible for Medicare Part A, and (v) has enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any government entitlement, including, without limitation, that provided under Title XVIII of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents), then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under government entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The programs adopted by the Committee link compensation to the Company's financial performance and to growth in stockholder value.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all of the executive officers is based on three primary elements:


          o Base salary compensation

          o Annual cash incentive compensation

          o Long-term incentive compensation

     The Company's executives receive no other form of compensation other than customary benefits.

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Committee consider the compensation paid to executive employees of other companies in the defense industry and related industries. These companies are broader than the peer group of publicly-traded defense companies used for comparison of five-year cumulative return in this Proxy Statement. When adjusting base salaries for individual executive officers in 1996, the Committee considered the financial performance of the Company in 1995, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other companies.

     ANNUAL INCENTIVE COMPENSATION: For fiscal 1996, the Committee approved the Performance Sharing Plan ('PSP') which provides annual incentive awards to executive officers and other key employees. The PSP provides a bonus pool based on Company and/or subsidiary performance against performance measures set for each respective unit. These measures include, but are not limited to, profit, return on net assets, cash flow and quality improvement. Awards for individuals are based on a combination of business unit and individual performance. Participants are assigned a target award percentage (stated as a percentage of base salary) reflecting his or her level of responsibility.

     LONG-TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of stockholders and management and therefore is a major incentive for management. The Company's long-term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

     The Compensation Committee recommends grants of stock options to executive officers and other key employees under the Company's 1994 Stock Option Plan. All options are granted at fair market value and become exercisable in three equal portions at one, two and three years following the date of grant.

     The Compensation Committee determines the size of any option grant under the Plan based upon the Committee's perceived value of the grant to motivate and retain the individual executive, the level of long-term incentive practices within comparable companies and the individual executive's responsibilities and overall performance. Although the Committee supports and encourages stock ownership in the Company by its executive officers, it has not promulgated any standards regarding levels of ownership by executive officers.


     CEO COMPENSATION: Mr. Erkeneff was elected President and Chief Executive of the Company in January 1996. Pursuant to his employment agreement, his salary was set at $440,000. The Compensation Committee believes that this rate of annual salary reflects the prevailing competitive marketplace for similar companies, as confirmed in an opinion provided by an independent outside compensation consultant.

     Mr. Erkeneff is eligible for an annual cash incentive award of up to 50% of his annual base salary. For 1996, the Compensation Committee reviewed the performance of the Company and Mr. Erkeneff relative to financial and strategic goals established for the year, and awarded him a bonus of $100,000 for 1996 at its meeting in February 1997.

     The Compensation Committee also reviewed the performance of Mr. Erkeneff for purposes of recommending an award of stock options for 1996. The Committee believes strongly that stock option awards emphasize the importance of increasing stockholder value. Mr. Erkeneff's employment agreement provides for a grant of 75,000 options one year after the date of the agreement. In addition to the grant pursuant to the employment agreement, the Compensation Committee recommended that the Stock Option Committee award Mr. Erkeneff 100,000 options in recognition of his performance in 1996, at its meeting in February 1997.

                                  *    *    *

     Section 162(m) of the Internal Revenue Code of 1986 limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as 'performance based' compensation. Stock options currently granted under the 1994 Stock Option Plan (as amended) will not qualify for this exception. As of today, annual cash compensation for any executive officer has been far below the $1 million threshold. The Compensation Committee will address the deductibility at an appropriate time in the future.

                                          COMPENSATION COMMITTEE

                                          HOWARD M. BLOCH
                                          HAROLD S. GELB
                                          E. DONALD SHAPIRO

                               PERFORMANCE GRAPH

     The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1991 in the Common Stock, the Standard & Poor's 500 Composite Stock Index ('S&P 500') and a constructed peer group index of the common stock of six corporations of substantially the same size (by revenues) as the Company, all of which are involved in the defense industry. Those corporations are: Watkins Johnson Company, EDO Corporation, Whitehall Corporation, Tech Sym Corporation, Sparton Corporation and Moog Incorporated. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

                           TOTAL SHAREHOLDER RETURNS


                             Dec91    Dec92    Dec93    Dec94    Dec95    Dec96
                             -----    -----    -----    -----    -----    -----

UNITED INDUSTRIAL CORP         100   110.87    63.41    63.35    76.02    82.53
S&P 500 INDEX                  100   107.62   118.46   120.03   165.13   203.05
PEER GROUP                     100   106.41   135.18   160.26    235.7   220.96

                               OTHER COMPENSATION

     Directors' Fees. During 1996, directors who were not employees received compensation of $2,000 per meeting, and a fee of $500 for each committee meeting attended. Effective January 17, 1996, in lieu of such fees, Messrs. Gelb, Chairman of the Board, and Bloch, Vice Chairman of the Board, received $6,000 per month and $4,000 per month, respectively. During any period in which Mr. Bloch is not in the New York City area, however, his compensation is reduced on the basis of the compensation received by other directors. In addition, Messrs. Aldridge and Bloch also served as directors of AAI, for which they received compensation of $2,000 per meeting.

     All current directors are eligible to participate in the medical plan available to the executive officers of the Company. The Company also has a medical plan for retired directors as described above.

     Nonemployee directors also participate in the Company's 1996 Stock Option Plan for Nonemployee Directors, subject to approval by stockholders at this Annual Meeting. Such plan is more fully described in 'Approval of the 1996 Stock Option Plan--Summary of the Plan'.

                             ADDITIONAL INFORMATION

     The Board of Directors of the Company had a total of thirteen meetings during 1996.

     Among its standing committees, the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee recommends to the Board the engagement and discharge of the independent auditors for the Company, analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. There were six Audit Committee meetings held in 1996. The members are
E. Donald Shapiro, Howard M. Bloch and Harold S. Gelb.

     The Nominating Committee acts primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 1996. The members consist of all of the current directors.

     The Nominating Committee will consider nominees for directors recommended by stockholders. Any stockholder may make such a recommendation by writing to:
Secretary, United Industrial Corporation, 18 East 48th Street, New York, New York 10017.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There were two Compensation Committee meetings held in 1996. The members are Howard M. Bloch, Harold S. Gelb and E. Donald Shapiro.

     There are no family relationships between any nominee, director or executive officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 1996 all Section 16(a) filing requirements were complied with, except that reports for one transaction each were filed late by Richard R. Erkeneff, John J. Henning, James H. Perry, Treasurer and Chief Financial Officer of the Company, and E. Donald Shapiro.

        II. APPROVAL OF 1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

GENERAL

     The Board of Directors of the Company and its Compensation Committee have approved the Company's 1996 Stock Option Plan for Nonemployee Directors, subject to stockholder approval. The purpose of the 1996 Stock Option Plan is to attract and retain the services of outstanding Nonemployee Directors by providing them an opportunity to acquire an ownership interest in the Company and thereby create in such directors an increased interest in and greater concern for the welfare of the Company. Pursuant to the 1996 Stock Option Plan, the Company may grant options with respect to an aggregate of up to 300,000 shares of Common Stock ('Shares'). Options granted pursuant to the 1996 Stock Option Plan are intended to be non-qualified stock options ('NQSOs'). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury. The following summary of the 1996 Stock Option Plan is not intended to be complete and is qualified in its entirety by reference to the 1996 Stock Option Plan, which is attached as Exhibit A to this Proxy Statement. On July 22, 1996, Messrs. Aldridge, Bloch, Gelb and Shapiro were each granted options to purchase 15,000 Shares, subject to stockholder approval of the 1996 Stock Option Plan.

SUMMARY OF THE PLAN

     Administration. The 1996 Stock Option Plan is administered by the Board of Directors of the Company (the 'Board'), which may designate from among its members a committee to exercise all power and authority of the Board of Directors at any time and from time to time to administer the 1996 Stock Option Plan. (References in this discussion to the 'Board' includes any committee to the extent it administers the 1996 Stock Option Plan.) The authority of the Board includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of Shares subject to each option, the period of exercisability and the other terms and provisions thereof.

     Eligibility. Options may be granted only to members of the Board of the Company who are not employees of the Company or any subsidiary corporation or parent corporation of the Company (each an 'Eligible Director').

     Grant, Terms and Conditions of Options. The Company will not receive any monetary consideration for granting options.

     Subject to approval of the 1996 Stock Option Plan at this Annual Meeting ('Stockholder Approval'), the 1996 Stock Option Plan became effective on July 22, 1996 (the 'Effective Date').

     The exercise price for each Share subject to an option will be an amount that the Board determines, in its good faith judgment, to be not less than 100% of the fair market value of the Common Stock on the date the option is granted.

     Under the 1996 Stock Option Plan, fair market value per share means:

          (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market-National Market System ('NASDAQ-NMS'), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

          (2) if the shares are not listed on a national securities exchange or reported on NASDAQ-NMS but a regular, active public market for the shares exists (as determined in the sole discretion of the Board) then the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Board, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Board in its good faith judgment. The determination by the Board of fair market value will be conclusive and binding.

     Payment for Shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with other shares of Common Stock.

     Any option granted to an Eligible Director shall be exercisable, on a cumulative basis, for a period commencing on the date of grant and ending ten
(10) years after the date of grant of such option as follows:

          (a) up to one third of the total number of Shares subject to an option may be exercised as of the date of grant of an option;

          (b) up to an additional one third of the total number of Shares subject to an option may be exercised as of the date of the annual meeting of stockholders of the Company next following the date of grant of an option ('Second Vesting Date'), provided that such holder is an Eligible Director immediately following such annual meeting;

          (c) the balance of the total number of Shares subject to an option may be exercised as of the date of the annual meeting of stockholders of the Company next following the Second Vesting Date (the 'Final Vesting Date'), provided such holder is an Eligible Director immediately following such annual meeting.

     To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     On the Effective Date, each Eligible Director was granted an option to purchase 15,000 Shares and the Nonemployee Directors as a group were granted options to purchase 60,000 Shares (subject to adjustment as provided in the 1996 Stock Option Plan), at an exercise price of $6.25 per share, subject to stockholder approval of the 1996 Stock Option Plan. The value of the options are not able to be determined since it will be based on the difference between the market value and the exercise price on the date of exercise. Each Eligible Director who was granted an option to purchase Shares on the Effective Date may not sell or otherwise dispose of such Shares until at least six months after the date the 1996 Stock Option Plan is approved by stockholders. Future Eligible Directors shall automatically be granted an option to purchase 15,000 Shares (subject to adjustment as provided in the Plan) upon their initial appointment or election to the Board of Directors. On the date of the annual meeting of stockholders of the Company which takes place during the calendar year in which the first anniversary of the Final Vesting Date of an option occurs, the holder of such option shall automatically be granted an additional option to purchase 15,000 Shares (subject to adjustment as provided in the Plan), provided that such holder is an Eligible Director in office immediately following such annual meeting. On March 3, 1997, the closing price of the Shares on the New York Stock Exchange was $7.625.

     In the event an Eligible Director's service as a director of the Company is terminated by reason of such Eligible Director's death, disability or voluntary retirement or by the failure of the Company to nominate for re-election such Eligible Director, with or without cause, special rules will apply regarding the exercisability of options.

     Options may not be transferred except by will or the laws of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

     In the event of a 'change in control' of the Company, all then outstanding options shall immediately become exercisable. Upon the occurrence of a 'change in control,' each option outstanding under the 1996 Stock Option Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such option, an amount in the kinds of property payable in such transaction equal to the excess of the aggregate fair market value at the time of such transaction of the Shares subject to such option over the aggregate exercise price thereof.


     Effect of Change in Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

     Amendment or Termination. The 1996 Stock Option Plan shall terminate at the close of business on July 21, 2006, unless sooner terminated in accordance with its terms. The Board of Directors of the Company may at any time amend or terminate the 1996 Stock Option Plan, provided that (i) no amendment shall become effective without the approval of the stockholders of the Company to the extent that stockholder approval is required in order to comply with Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and (ii) if required in order to comply with Rule 16b-3 under the Exchange Act, no provision of the 1996 Stock Option Plan addressing eligibility to participate in the 1996 Stock Option Plan or the amount, price or timing of options to be granted under the 1996 Stock Option Plan may be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the 'Code'), the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the 1996 Stock Option Plan. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change (possibly on a retroactive basis).

     A Nonemployee Director who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, a Nonemployee Director will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price.

     A Nonemployee Director should consult with his or her tax advisor as to whether, as a result of Section 16(b) of the Exchange Act, the timing of income recognition is deferred for any period following the exercise of a NQSO (i.e., the 'Deferral Period'). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the Shares pursuant to the exercise of the NQSO to include in income, as of the transfer date, the excess (on such date) of the fair market value of such Shares over their exercise price, recognition of income by the Nonemployee Director will be deferred until the expiration of the Deferral Period.


     A Nonemployee Director's tax basis in the Shares received on exercise of a NQSO will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such Nonemployee Director as a result of the receipt of such Shares and the holding period for such Shares would begin just after the transfer of the Shares or, in the case of a Nonemployee Director who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income taxable to the Nonemployee Director, provided that such amount constitutes an ordinary and necessary business expense and is reasonable.

     If a Nonemployee Director exercises a NQSO by delivering other Shares (as permitted), the Nonemployee Director will not recognize gain or loss with respect to the exchange of such Shares, even if their then fair-market value is different from the Nonemployee Director's tax basis. The Nonemployee Director, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the employer corporation likewise generally will be entitled to an equivalent tax deduction. So long as the Nonemployee Director receives a separate identifiable stock certificate therefor, his or her tax basis in that number of Shares received on such exercise that is equal to the number of Shares surrendered on such exercise will include his or her tax basis in the Shares surrendered and his or her holding period for such number of Shares received will include his or her holding period for the Shares surrendered. The Nonemployee Director's tax basis and holding period for the additional Shares received on exercise of a NQSO paid for, in whole or in part, with Shares will be the same as if the Nonemployee Director had exercised the NQSO solely for cash.

                          III. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1997. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of such appointment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                     IV. PROPOSALS OF CERTAIN STOCKHOLDERS

     Kenneth Steiner, 14 Stoner Avenue, Great Neck, New York 11021, a stockholder of the Company, who is the owner of record of 800 shares of Common Stock has advised the Company that at the forthcoming Annual Meeting of Stockholders he intends to introduce a proposal from the floor. The proposal and the reasons of the proposing stockholder in support thereof, are set forth below:

(NO. 4 ON PROXY CARD)

STOCKHOLDER PROPOSAL CONCERNING ELIMINATION OF A CLASSIFIED
BOARD OF DIRECTORS

     'RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.'

STOCKHOLDER'S SUPPORTING STATEMENT

     The election of directors is the primary avenue for a stockholder to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

     The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to shareholders.

     The elimination of the Company's classified board would require each new director to stand for election annually and allow the stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to the stockholder to ensure that the Company will be managed in a manner that is in the best interests of the stockholders.

     A classified board might also be seen as an impediment to a potential takeover of the Company's stock at a premium price. With the inability to replace the majority of the Board at one annual meeting, an outside suitor might be reluctant to make an offer in the first place.

     I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

     The Board of Directors believes that classification of the Board, which was originally approved at the Company's 1970 Annual Meeting, helps to assure continuity and stability in leadership and policy since approximately two-thirds of the directors at any time will have had prior experience on the Board. Board classification is also intended to encourage any person seeking to acquire control of the Company to initiate such action through arms-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all stockholders. When a similar proposal to eliminate the classified Board was last submitted to the Company in 1996, holders of 4,473,686 shares (60.1%) voted against the proposal, holders of 2,637,071 shares (35.4%) voted for the proposal and holders of 333,293 shares (4.5%) abstained.

     The Board of Directors recommends that you vote against the proposal. Proxies solicited by the Board of Directors will be voted against the adoption of this proposal unless the stockholders specifically indicate in their Proxies their desire to have their shares voted in favor of the proposal or to abstain. Approval of the proposal will require the favorable vote of the majority of votes cast.

                               ------------------

     William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, a stockholder of the Company, who is the owner of record of 1,920 shares of Common Stock has advised the Company that at the forthcoming Annual Meeting of Stockholders he intends to introduce a proposal from the floor. The proposal and the reasons of the proposing stockholder in support thereof, are set forth below.

(NO. 5 ON PROXY CARD)
STOCKHOLDER PROPOSAL CONCERNING ENGAGEMENT OF AN INVESTMENT BANKER

     'RESOLVED, that the shareholders of the Company recommend and deem it desirable and in their best interest that the board of directors immediately engage the services of a nationally recognized investment banker to explore all alternatives to enhance the value of the Company. These alternatives should include, but not be limited to, the possible sale, merger or other transaction involving the Company.'

STOCKHOLDER'S SUPPORTING STATEMENT

     In support of the above resolution, the proponent believes that in view of the unacceptable performance of the Company over the past five years, the deplorable stock price, and in my opinion, ineffective management, the board of directors should take immediate action to engage the services of an investment banker to explore all alternatives to enhance the value of the Company.

     I am the founder of the Investors Rights Association of America and it is my opinion that the value of the Company can be enhanced if the above resolution is carried out and the shareholders would at long last be able to salvage meaningful monetary rewards for their patience and long suffering.

     Nell Minow, a highly acclaimed corporate governance specialist, and principal of the LENS Fund, which specializes in increasing the value of under-performing companies, has stated:

          'Companies can only justify asking investors to take the risk of investing in equities by delivering a competitive rate of return on the invested capital. When a company's management and board cannot meet that goal, they owe it to their investors to submit themselves to an independent evaluation by an outside firm, to ensure that all options are objectively evaluated.

          If a company's performance lags over a sustained period, it is time for the shareholders to send a message of no confidence to the board, reminding them that they have to hold management--and themselves--to a higher standard.'

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

     The Board of Directors believes that it would not be a worthwhile expenditure of the Company's funds to commission a study of the type proposed by Mr. Steiner. The Board has a duty to act in the best interest of all stockholders. Maximizing stockholder value is most certainly an important component of that duty and the subject of stockholder values is considered often by the Board of Directors and management. The Board consists of individuals familiar with the Company's business and with the industries in which the Company operates.

     The Board of Directors periodically reviews from a strategic perspective the long term outlook for the Company. The prospects for the Company's current businesses are reviewed and business plans developed. The Company continually evaluates acquisition prospects as well as the benefits that may be derived from selling existing businesses and reinvesting the net proceeds thereof in new or existing businesses. The Company addressed these issues in its December 5, 1996 letter to stockholders, in which the Company stated that its strategy is to focus on the Company's core defense and related businesses and evaluate the divestiture of the unrelated businesses in an orderly fashion so as to maximize returns.

     The Board of Directors believes that the interest of stockholders is best served by causing the Company to be operated effectively and efficiently to generate increasing operating earnings. To that end, the Company continually develops plans and takes steps to achieve this goal. It is the focus on continual improvement in the Company's performance and diligent pursuit of the Company's long term plans that will maximize stockholder value, not appointment of a third party to study the Company and its prospects, a subject with which the Board is knowledgeable. The Board, however, may determine to retain an investment banking firm to assist it in the possible sale of any of its businesses which the Board might consider selling.

     The Board of Directors recommends that you vote against the proposal. Proxies solicited by the Board of Directors will be voted against the adoption of this proposal unless the stockholders specifically indicate in their Proxies their desire to have their shares voted in favor of the proposal or to abstain. Approval of the proposal will require the favorable vote of the majority of votes cast.

                                V. MISCELLANEOUS


     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

     A list of the Company's stockholders as of the record date for the meeting will be available for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of stockholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company no later than November 26, 1997 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Susan Fein Zawel, Secretary, United Industrial Corporation, 18 East 48th Street, New York, New York 10017.

     The Company's by-laws provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by mail to the Secretary of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be selected at such meeting. Similar notice provisions apply with respect to any other proposal which a Stockholder intends to bring before a meeting of Stockholders. A copy of the pertinent by-law provision, which sets forth additional requirements with respect to such notice, is available on request to the Secretary of the Company at the address set forth above.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON MARCH 27, 1997, TO SUSAN FEIN ZAWEL, SECRETARY, UNITED INDUSTRIAL CORPORATION, 18 EAST 48TH STREET, NEW YORK, NEW YORK 10017.

Dated March 31, 1997                                    By Order of the Board of
Directors

                                            Susan Fein Zawel
                                            Secretary

                                                                         ANNEX A

                         UNITED INDUSTRIAL CORPORATION

                1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

1. PURPOSES

     United Industrial Corporation, a Delaware corporation (the 'Company'), desires to attract and retain the services of outstanding nonemployee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of options ('Options') exercisable to purchase shares of Common Stock (as defined below), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.


     The Options offered pursuant to this United Industrial Corporation 1996 Stock Option Plan for Nonemployee Directors (the 'Plan') are a matter of separate inducement and are not in lieu of any other compensation for the services of any director.

     The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code').

     As used in the Plan, the term 'parent corporation' and 'subsidiary corporation' shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

2. STOCK SUBJECT TO THE PLAN

     Options granted under the Plan shall be exercisable for shares of the Company's common stock, par value $1.00 per share ('Common Stock').

     The total number of shares of Common Stock authorized for issuance under the Plan upon the exercise of Options (the 'Shares'), shall not exceed, in the aggregate, 300,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with Section 13 of the Plan.

     Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

3. EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective at 5:00 p.m., New York City time, on July 22, 1996 (the 'Effective Date'); provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting of stockholders within twelve months after the Effective Date, the Plan and any Options granted hereunder shall terminate. The Plan shall terminate at the close of business on July 21, 2006 (the 'Termination Date'), unless sooner terminated in accordance with its terms.

4. ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the 'Board of Directors'), which may designate from among its members a committee to exercise all power and authority of the Board of Directors at any time and from time to time to administer the Plan. (References herein to the Board of Directors shall be deemed to include references to any such committee, except as the context otherwise requires.) Subject to the express provisions of the Plan, the Board of Directors shall have authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other ministerial determinations necessary or advisable for administering the Plan. However, the timing of grants of Options under the Plan and the determination of the amounts and prices of such Options shall be effected automatically in accordance with the terms and provisions of the Plan without further action by the Board of Directors.

     The determination of the Board of Directors on matters referred to in this
Section 4 shall be conclusive.

5. ELIGIBILITY

     Each member of the Board of Directors who is not an employee of the Company or any subsidiary corporation or parent corporation of the Company shall be eligible to be granted Options under the Plan ('Eligible Directors').

6. OPTION GRANTS

     On the Effective Date, each Eligible Director then in office shall automatically be granted an Option to purchase 15,000 Shares (subject to adjustment as provided in Section 13), subject to the approval of the Plan by the stockholders of the Company at the Annual Meeting of Stockholders to be held in 1997. Future Eligible Directors shall automatically be granted an Option to purchase 15,000 Shares (subject to adjustment as provided in Section 13) upon their initial appointment or election to the Board of Directors. On the date of the annual meeting of stockholders of the Company which takes place during the calendar year in which the first anniversary of the Final Vesting Date (as defined below) of an Option occurs, the holder of such Option shall automatically be granted an Option to purchase 15,000 Shares (subject to adjustment as provided in Section 13), provided such holder is an Eligible Director in office immediately following such annual meeting. Each Option granted to an Eligible Director pursuant to the Plan shall be evidenced by a written agreement between the Company and such Eligible Director. Any Eligible Director entitled to receive an Option grant pursuant to the Plan may elect to decline the Option.

7. OPTION PRICE AND PAYMENT

     The price for each Share purchasable upon exercise of any Option granted hereunder shall be an amount equal to the fair market value per Share on the date of grant. For purposes of the Plan, fair market value per share with respect to any date of determination, means:

          (i) if the Shares are listed or admitted to trading on a national securities exchange in the United States or reported through the National Association of Securities Dealers Automated Quotation System-National Market System ('NASDAQ-NMS'), then the closing sale price on such exchange or NASDAQ-NMS on such date or, if no trading occurred or quotations were available on such date, then on the closest preceding date on which the Shares were traded or quoted; or

          (ii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Board of Directors, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a 'regular, active public market.'

     If the Board of Directors determines that a regular, active public market does not exist for the Shares, the Board of Directors shall determine the fair market value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash. In lieu of cash, the holder of an Option may, to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares. In lieu of the actual delivery to the Company of such shares of Common Stock, the holder of an Option may exercise an Option by providing the Company with a notarized statement attesting to the number of shares of Common Stock owned which are intended to be exchanged and, if the stock certificates representing such shares are held by the option holder, with such certificate numbers, and upon receipt of such notarized statement and upon verification of the existence of such shares, the Company shall cause to be issued to the option holder only the number of incremental Shares to which the option holder is entitled upon exercise of the Option. The fair market value per Share of shares so delivered by the option holder to the Company shall be determined as of the date immediately preceding the date on which the Option is exercised in accordance with this
Section 7, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

8. TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     Any Option granted to an Eligible Director shall be exercisable, on a cumulative basis, for a period commencing on the date of grant and ending ten
(10) years after the date of grant of such Option as follows:

          (a) up to one third of the total number of Shares subject to an Option may be exercised as of the date of grant of an Option;

          (b) up to an additional one third of the total number of Shares subject to an Option may be exercised as of the date of the annual meeting of stockholders of the Company next following the date of grant of an Option ('Second Vesting Date'), provided that such holder is an Eligible

     Director immediately following such annual meeting; and

          (c) the balance of the total number of Shares subject to an Option may be exercised as of the date of the annual meeting of stockholders of the Company next following the Second Vesting Date (the 'Final Vesting Date'), provided such holder is an Eligible Director immediately following such annual meeting.

     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred Shares (unless the number purchased is the total balance for which the Option is then exercisable).

     A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

     Each Eligible Director shall agree not to sell or otherwise dispose of Shares acquired pursuant to an Option granted on the Effective Date for a period of six (6) months following the date the Plan is approved by the stockholders of the Company.

9. TERMINATION OF DIRECTORSHIP

     If an Eligible Director's service as a director of the Company is terminated, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

          (a) if an Eligible Director holding an outstanding Option dies, including during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) immediately below, such Option shall, to the extent exercisable on the date of death and not theretofore exercised, remain exercisable for one (1) year after such Eligible Director's death, by such Eligible Director's legatee, distributee, guardian or legal or personal representative; and

          (b) if the service of an Eligible Director holding an outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company or (iii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), such

     Option shall, to the extent exercisable on the date of such termination and not therefore exercised, remain exercisable at any time up to and including
     (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, subject to the above exceptions thereto stated in this clause
     (b), and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

     None of the events described above shall extend the period of exercisability of an Option beyond the expiration date thereof. If an Option granted hereunder shall be exercised by the legal representative of a deceased Eligible Director or former Eligible Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Eligible Director or former Eligible Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

10. EXERCISE OF OPTIONS

     Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 15, 16 and 17 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

11. USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

12. NON-TRANSFERABILITY OF OPTIONS

     An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of such holder, only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

13. ADJUSTMENT OF SHARES; CHANGE IN CONTROL


     Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term 'Shares' after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of shares for which Options may be granted to any one Eligible Director and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the optionee.

     In the event of a 'change in control' of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a 'change in control' of the Company shall occur if (a) any person or other entity (other than any of the Company's subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the 'Voting Stock'), (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, (c) the Board of Directors approves a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors occurs with the result that the members of the Board of Directors on the date hereof (the 'Incumbent Directors') no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

     Upon the occurrence of a transaction described in clauses (b) or (c) of the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in the kinds of property payable in such transaction.


14. RIGHT TO TERMINATE SERVICE

     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any Eligible Director holding Options and shall not impose any obligation on the part of any Eligible Director holding Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

15. PURCHASE FOR INVESTMENT

     Except as hereinafter provided, the Board of Directors may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the 'Securities Act'), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Board of Directors, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and (b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement under the Securities Act covering such Shares and under applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

     Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

16. ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     Upon any exercise of an Option granted hereunder and payment of the purchase price therefor, a certificate or certificates representing the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such 'stop transfer' instructions to its transfer agent in respect of such Shares as the Board of Directors, in its sole discretion, determines to be necessary or appropriate to
(a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan and any agreement between the Company and the optionee with respect to such Shares.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

     All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

17. WITHHOLDING TAXES

     The Company shall require an Eligible Director exercising an Option to pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company shall have no obligation to issue, and the Eligible Director shall have no right to receive, the Shares subject to such Option.

18. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors shall determine that the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

19. AMENDMENT OF THE PLAN

     The Board of Directors may, from time to time, amend the Plan; provided, however, that (i) no amendment shall become effective without the approval of the stockholders of the Company to the extent that stockholder approval is required in order to comply with Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and (ii) if required in order to comply with Rule 16b-3 under the Exchange Act, no provision of the Plan addressing eligibility to participate in the Plan or the amount, price or timing of Options to be granted under the Plan may be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

20. TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan.

Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The ministerial power of the Board of Directors to construe and administer any Options under Section 4 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

21. GOVERNING LAW

     The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

22. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                                                                         ANNEX B

  The following information was provided by OPT.CO INC. as to which the Company assumes no responsibility.

     The following table sets forth, as of March 11, 1997, the number of shares of the Common Stock of the Company that are beneficially owned by OPT.CO INC., David A. Lang and Alan S. Parsow and all persons acting in concert with it:

      NAME                                                  AMOUNT
---------------------------------------------               ------
OPT.CO INC...................................               1,500
David A. Lang................................               8,000
Alan S. Parsow...............................               2,500

     The following table sets forth certain information with respect to Messrs. Lang and Parsow.


       NAME AND PRINCIPAL                AGE (AT
        BUSINESS ADDRESS            DECEMBER 31, 1996)               PRINCIPAL OCCUPATION OR EMPLOYMENT
---------------------------------   ------------------   ----------------------------------------------------------

David A. Lang ...................       47               President of OPT.CO INC., a private investment company*
250 West 94th Street                                     (since 1991)
New York, NY 10025                                       President of Deep Creek TeleServices Company LLC, a
                                                         business development company (since 1997 formation).
                                                         Director of Informedix, Inc., a development-stage medical
                                                         electronics company (since 1989)
                                                         Vice-President of Faneuil Research Ltd., a market research company (1993-1995)

Alan S. Parsow ..................       47               Private Investor, General Partner of Parsow Partnership,
2222 Skyline Drive                                       Ltd. and Elkhorn Partners L.P., both Nebraska limited
Elkhorn, Nebraska 68022                                  investment partnerships* (since 1989)
                                                         Vice-President of Parsow's Fashions for Men
                                                         (since 1980)
                                                         Director of CACI International Inc. (since 1992).
                                                         Republic Funds Group (since 1987)

     Each of Messrs. Lang and Parsow has held his present principal occupation, indicated by asterisk (*), for the past five years. There are no family relationships between Messrs. Lang or Parsow and any director or executive officer of the Company.

PRELIMINARY COPY
                         UNITED INDUSTRIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 13, 1997

The undersigned hereby appoints Edward C. Aldridge, Jr., Richard R. Erkeneff and
E. Donald Shapiro or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

The shares represented by this proxy will be voted for proposals 1 through 3, against proposals 4 and 5 and in accordance with item 6 if no instruction to the contrary is indicated, or if no instruction is given.

1.  Election of the following nominees as set forth in the proxy statement
   / / FOR the nominees listed below (except as marked to the contrary below) / / WITHHELD AUTHORITY to vote for all nominees listed below

                      Harold S. Gelb and Susan Fein Zawel

For, except vote withheld from the following nominee(s).

--------------------------------------------------------------------------------


2. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan for Nonemployee Directors

                   / / FOR      / / AGAINST      / / ABSTAIN
3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1997.

                   / / FOR      / / AGAINST      / / ABSTAIN

                         (TO BE SIGNED ON REVERSE SIDE)

4. To consider and act upon a proposal by a certain stockholder with respect to a classified board of directors, if brought before the meeting.

                   / / FOR      / / AGAINST      / / ABSTAIN

5. To consider and act upon a proposal by a certain stockholder with respect to the engagement of an investment banker, if brought before the meeting.

                   / / FOR      / / AGAINST      / / ABSTAIN

6. In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Please mark, sign, date and return this proxy in the enclosed envelope.

                                             (Note: Please sign exactly as your
                                             name appears hereon. Executors,
                                             Administrators, Trustees, etc.
                                             should so indicate when signing,
                                             giving full title as such. If
                                             signer is a corporation, execute in
                                             full corporate name by authorized
                                             officer. If shares held in the name
                                             of two or more persons, all should
                                             sign.)
                                             ___________________________________
                                                 Dated:                Signature
                                             ___________________________________
                                                 Dated:          Signature if
                                             held jointly